UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 24, 2006, Digital Realty Trust, L.P., a Maryland limited partnership of which we are the sole general partner, Citicorp North America, Inc., as administrative agent, the lender parties, as defined in the amendment, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, Bank of America, N.A., KeyBank National Association and Royal Bank of Canada, as co-documentation agents, and Citigroup Global Markets Inc. and Merrill Lynch, as the arrangers, entered into an amendment to Digital Realty Trust, L.P.’s existing $350.0 million unsecured revolving credit facility to upsize the facility to $500.0 million, to amend certain of the financial covenant definitions, streamline delivery requirements and conditions in connection with the addition of a property to the borrowing base and expand the number of banks participating in the syndicate group for the existing credit facility. A copy of the amendment will be filed as an exhibit to our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2006 and is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 25, 2006, we completed the purchase of an approximately 347,000 square foot Internet gateway located in Phoenix, Arizona. Digital Realty Trust, L.P. funded the purchase price of $175.0 million with borrowings under its unsecured revolving credit facility. The property was acquired from Sterling Network Exchange, LLC and affiliates thereof.

Item 8.01  Other Events.

On July 27, 2006, we also completed the purchase of two data center buildings, totaling approximately 56,000 square feet, located in Amsterdam, The Netherlands, for a purchase price of €8.875 million ($11.3 million as of the date of the acquisition). Digital Realty Trust, L.P. funded a portion of the purchase price for this acquisition with borrowings under a term loan facility with Credit Suisse and the remainder with borrowings under the unsecured revolving credit facility.

On June 30, 2006, we completed the purchase of an approximately 264,000 square foot data center facility located in Forth Worth, Texas, for a purchase price of $51.5 million. Digital Realty Trust, L.P. funded a portion of the purchase price for this acquisition with the proceeds from the disposition of 7979 East Tufts Avenue, described below, under a reverse exchange. The remainder of the purchase price was funded with borrowings under the unsecured revolving credit facility.

On July 12, 2006, we completed the disposition of 7979 East Tufts Avenue, an approximately 366,000 square foot office building located in Denver, Colorado, for a purchase price of $60.4 million. A portion of the proceeds was used to repay indebtedness securing this property.

On July 27, 2006, we issued a press release announcing the completion of the acquisitions and disposition described in Items 2.01 and 8.01. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary

Date: July 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2006.